UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 4, 2025

(Date of earliest event reported)

The Eastern Company
(Exact name of Registrant as specified in its charter)

Connecticut	001-35383	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		identification No.)

3 Enterprise Drive, Suite 408, Shelton, Connecticut	06484
(Address of principal executive offices)	(Zip Code)

(203) 729-2255

 (Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	EML	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

AMENDMENT NO. 3 TO CREDIT AGREEMENT

On April 4, 2025, The Eastern Company (the “Company”), the lenders from time to time party thereto (the “Lenders”) and TD Bank, N.A., as administrative agent (in such capacity, the “Agent”), entered into an amendment (the “Credit Agreement Amendment”) to that certain Credit Agreement, dated as of June 16, 2023, among the Company, the Lenders, the Agent and TD Bank, N.A., as an LC issuer and as the swing line lender, as amended by that certain Amendment No. 1 to Credit Agreement, dated as of March 25, 2024, among the Company, the Lenders and the Agent and that certain Amendment No. 2 to Credit Agreement, dated as of May 8, 2024, among the Company, the Lenders and the Agent (as so amended, the “Credit Agreement”).

The Credit Agreement Amendment, among other things, (i) increases the total revolving commitment under the Credit Agreement to $50 million from $30 million, and (ii) decreases the maximum aggregate principal amount of incremental commitments available under the Credit Agreement by a corresponding amount from $75 million to $55 million. The Credit Agreement Amendment also (a) increases the maximum cumulative amount of investments permitted under the general investments basket from $10 million to $25 million and subjects investments under such basket to a gross leverage ratio condition and to limitations on the types of businesses in which such investments may be made, and (b) increases the maximum principal amount of indebtedness that may be incurred under the capital lease basket of the indebtedness covenant from $10 million to $15 million.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is filed herewith as Exhibit 10.4 and is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Title

10.1	Credit Agreement, dated as of June 16, 2023, among the Company as borrower, the lenders from time to time party thereto, and TD Bank, N.A., as the administrative agent, an LC issuer and the swing line lender (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (SEC File No. 001-35383), filed on June 20, 2023).

10.2	Amendment No. 1 to Credit Agreement, dated as of March 25, 2024, by and among the Company as borrower, the lenders from time to time party thereto, and TD Bank, N.A., as administrative agent.

10.3	Amendment No. 2 to Credit Agreement, dated as of May 8, 2024, by and among the Company as borrower, the lenders from time to time party thereto, and TD Bank, N.A., as administrative agent.

10.4	Amendment No. 3 to Credit Agreement, dated as of April 4, 2025, by and among the Company as borrower, the lenders from time to time party thereto, and TD Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: April 9, 2025	By:	/s/Nicholas Vlahos
Nicholas Vlahos Chief Financial Officer

2